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                                                              EXHIBIT 10(aa)3

                       SECOND ADDENDUM TO WINGATE COMMONS

                             BUSINESS PARK NET LEASE

                  This Second Addendum to that certain Wingate Commons Business Park Net Lease, dated September 27, 1991 (the "Lease"), by and between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware corporation ("Landlord), and LIFECARE INVESTMENTS, INC., a Delaware corporation ("Tenant), as amended by the First Addendum to the Lease, hereby modifies and amends the Lease, as amended, as follows:

1. Notwithstanding anything to the contrary contained in Paragraph 6 of the First Addendum to the Lease, as amended hereby, Tenant shall be required to pay to Landlord Tenant's Share of Common Area maintenance charges and Real Property Taxes and any other payments constituting Additional Rent payable by Tenant under the Lease beginning with the Commencement Date.

2. Section 4.1(a) of the Lease is hereby amended by increasing the Annual Rent for the second twelve months of the term of the Lease from $103,941.25 to $106,062.50 and the Monthly Rent from $8,661.77 to $8,838.54.


3.                Paragraph 6(a) of the First Addendum to the Lease is hereby amended to read as follows:


                  "(a) During the first two (2) months of the term of the Lease, Tenant shall not be required to pay Monthly Rent. During the third and fourth months of the term of the Lease, the Monthly Rent payable by Tenant shall be reduced by fifty percent (50%)."

4.                Section 43(f) of the Lease is hereby amended by adding the following two sentences at the end thereof:

                  "Upon final completion of the Improvements, occupancy of the
             Premises by Tenant and full compliance with the conditions set forth above, if the amount paid by Landlord to Contractor and/or any lienor on behalf of Tenant is less than $271,520, Landlord shall pay to Tenant an amount equal to the difference between $271,520 and the amount previously paid by Landlord pursuant to this Section 43(f), which amount shall be used by Tenant to pay for other business expenditures of Tenant. In no event shall Landlord be required to pay more than $271,520 pursuant to this Section 43(f)."

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                  IN WITNESS WHEREOF, the parties have executed this First
Addendum on the dates specified immediately below their respective signatures.

                                              Landlord:

                                              REYNOLDS METALS
                                              DEVELOPMENT
                                              COMPANY

                                              By:

Witness                                       D. Paul Bonevac
                                                    Executive Vice President

                                              Date:

Witness

                                              Tenant:

                                              LIFECARE INVESTMENTS, INC.

                                              By:

Witness

                                              Title:
                                              Date:

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